Exhibit 10.11


NEITHER THIS OPTION NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS OPTION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (II) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT, BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE ISSUER, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE ACT.



                                OPTION AGREEMENT

         This AGREEMENT (the "Option Agreement") date this __ day of April, 2002 ("Acquisition Date") by I. T. Technology, Inc., a Delaware corporation (the "Issuer"), to____________ ("Holder") with respect to Holder's purchase of an option (the "Option") to acquire up to 50,000,000 shares of the Issuer's common stock, pursuant to the terms of that certain Subscription Agreement between Issuer and Holder dated April __, 2002 (the Agreement"). Unless otherwise defined herein, capitalized terms herein shall have the meaning set forth in the Agreement.



                                     RECITAL
                                     -------

         In consideration for Holder's payment of the Purchase Price in full to the Issuer, as provided below, the Issuer has agreed to issue to Holder, Options, permitting the Holder purchase of Fifty Million (50,000,000) shares of the Common Stock of the Issuer (subject to adjustment pursuant to Section 11 below) on the terms and conditions set forth below (collectively, the "Option Shares").



                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Issuer and Holder agree as follows:

         1.       GRANT OF OPTION.

                  The Issuer hereby grants as of the date hereof to Holder the right and option (the "Option"), upon the terms and subject to the conditions set forth in this Option, to purchase the Option Shares, at a per share exercise price equal to four cents ($0.04) per share (the "Exercise Price").

         2.       TERM OF OPTION.

                  The Option shall terminate and expire, upon the first to occur of either of the following(the "Option Expiration Date")

                  (a) at 5:00 p.m., New York time on April __, 2005; or

                  (b) failure by Holder to make any payment when due of the Purchase Price.

                  Upon the occurrence of the Option Expiration Date no further Options may be exercised and all unexercised Options shall automatically expire and be of no further force or effect.

         3.       VESTING OF OPTION.

                  The Option shall fully vest and be exercisable (each such date with respect to the Option Shares then vested the" Vesting Date"), as follows:

                  (a) Options to purchase an initial 20,000,000 Option Shares upon payment of $200,000 of the Purchase Price upon execution of this Option Agreement;

                  (b) Options to purchase an additional 10,000,000 Options Shares or a for a total of 30,000,000 Option Shares upon payment of an additional $100,000 of the Purchase Price (the "2nd Installment") on or before 30 days from the date hereof

                  (c) Solely in the event of a timely payment of the 2nd Installment, Options to purchase an additional 10,000,000 Options Shares or a for a total of 40,000,000 Option Shares upon payment of an additional $100,000 of the Purchase Price ("3rd Installment") on or before 60 days from the date hereof; and

                  (d) Solely in the event of timely payments of both the 2nd Installment and the 3rd Installment, Options to purchase an additional 10,000,000 Options Shares or a for a total of 50,000,000 Option Shares upon payment of an additional $100,000 of the Purchase Price on or before 90 days from the date hereof;

                  The Holder agrees that notwithstanding anything to the contrary contained elsewhere herein, no Option may be exercised unless and until any then-applicable requirements of all state and federal securities laws shall have been fully complied with to the reasonable satisfaction of the Issuer and its counsel; provided, however, that the Issuer use its best efforts to comply with the requirements of all such state and federal securities laws.


         4.       EXERCISE OF OPTION.

                  There is no obligation to exercise the Option, but any Option Shares which have previously vested may be exercised in whole or in part at any time or from time to time on or prior to the Option Expiration Date. A new Option shall be issued for the amount of unexercised shares. The Option must be exercised by delivery to the Issuer of:

                  (a) written notice of exercise in substantially the form of Exhibit "A" attached to this Option; and

                  (b) payment of the Exercise Price of the Option Shares pursuant to Section 6.

                  Upon receipt of the foregoing, the Issuer shall promptly issue in the name of the Holder one or more stock certificates evidencing the Option Shares issued pursuant to such exercise and deliver such certificate(s) to the Holder in such denominations as the Holder shall request.

         5.       REGISTRATION RIGHTS.

                  At such time as the Holder has both (a) exercised Options to purchase and (b) owns at least One Million (1,000,000) Option Shares, upon the prior written request of the Holder, the Issuer agrees, subject to the requirements and restrictions of the Securities Act of 1933, as amended (the "Act"), to utilize its best prudently commercially reasonable efforts to file with the United States Securities and Exchange Commission (the "SEC") within ninety days thereafter a Registration Statement under the Act covering the reoffer and resale of the Option Shares by the Holder (the "Registration Statement"). The Issuer further agrees to take such further actions as may be reasonably necessary to respond to any comments that the SEC may have in a timely manner and to otherwise take such steps as may be reasonably necessary so that the Registration Statement is declared effective as soon as practicable. The Holder agrees to be fully responsible for and pay all costs and expenses incurred by the Issuer in connection with the preparation and filing and effectiveness of such Registration Statement, including but not limited to all legal and accounting fees, printing fees, filing fees and commissions or underwriters' discounts and other out of pocket costs and expenses incurred in connection with such Registration Statement. The parties agree that the Issuer shall be under no obligation to provide that sale of the Option Shares pursuant to the Registration Statement be through an underwriter or as a result of the efforts of any sales agent. The Issuer's obligations pursuant to this Section 5 are subject to and contingent upon (a) payment of the Purchase Price in full and
(b) Holder providing the Issuer in a timely manner with such information regarding the Holder and the proposed disposition of the Option Shares as Issuer may reasonably request.

         6.       DELIVERY OF SHARES; PAYMENT OF EXERCISE PRICE.

                  Payment of the Exercise Price shall be made in United States currency by wire transfer to an account designated by the Issuer or by cash or by delivery of a certified check, bank draft or postal or express money order payable to the order of the Issuer.

          7.      RESTRICTIONS ON TRANSFER OF OPTION  AND OPTION SHARES.

                  (a) Holder may not offer, sell, transfer, pledge, hypothecate or assign either by operation of law or otherwise ("Transfer"), all or any portion of the Option or the without the expressed written consent of the Issuer. In addition, the Holder may not Transfer all or any portion of the Option or the Option Shares except pursuant to a Registration Statement under the Act which has become effective as is current under the Act or pursuant to a specific exemption from the registration requirements of the Act and then with the written opinion of legal counsel acceptable to the Issuer to such effect. Any purported transfer of all or any portion of the Option in violation of this Section shall be null and void.

                  (b) Unless the Issuer has on file with the Securities and Exchange Commission (the "SEC") an effective registration statement covering the reoffer or resale of the Option Shares issued to the Holder, each certificate for Option Shares issued upon the exercise of the Option, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE ISSUER, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

          8.      NO RIGHTS AS STOCKHOLDER.

                  Holder shall have no rights as a stockholder of the Issuer with respect to the Option Shares until the date the exercise notice is received by the Issuer together with payment (the "Exercise Date"). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

          9.      TAXES.

                  The Issuer shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Option Shares and any new Options, except that if the certificates for the Option Shares or the new Options are to be registered in a name or names other than the name of the Option Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Option Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Issuer for payment

          10.     NO IMPAIRMENT.

                  The Issuer will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer, but will at all times in good faith assist in the carrying out of all the provisions of this Option and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

          11.     ADJUSTMENT.

                  (a) If outstanding shares of the Common Stock of the Issuer shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Issuer convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), shall be paid or distributed in respect to the Common Stock of the Issuer, the number of Option Shares for which this Option may be exercised immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend or other distribution, be proportionately increased, and conversely, if outstanding shares of the Common Stock of the Issuer shall be combined into a smaller number of shares, the number of Option Shares for which this Option may be exercised prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately decreased. Any adjustment to the Option Shares under this
Section 11(a) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

                  (b) In the event of any recapitalization, consolidation, merger or reorganization ("Reorganization"), where the Issuer shall not be the surviving entity the Holder of the Options shall at the sole discretion of the Issuer be entitled to either (1) receive, and provision shall be made therefore in any agreement relating to any such Reorganization, upon exercise of the Option the kind and number of shares of Common Stock or other securities or property (including cash) of the Issuer, which the Holder would have received in connection with the Reorganization as the holder of the number of shares of Common Stock into which the Option could have been exercised in full immediately prior to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holders, to the end that the provisions set forth herein (including the specified changes and other adjustments to the number of Option Shares) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, to such other securities or property thereafter receivable upon issuance of the Option Shares or (b) no less than thirty (30) days prior notice of such Reorganization, during which time the Holder may elect to exercise all Options which have then vested. In such event all unexercised Options shall expire upon the consummation of the Reorganization . The provisions of this Section 11(b) shall similarly apply to successive Reorganizations. For purposes of this Section 11, the term "Reorganization" shall include the acquisition of the Issuer by another entity by means of a merger, consolidation or other reorganization.

                  (c) In addition to the adjustments to the number of Option Shares or other property receivable upon exercise of the Options as provided in Sections 11(a) and (b) above, the Exercise Price per Option Share shall be appropriately adjusted so that the aggregate exercise price shall remain constant.

          12.     CERTIFICATE OF ADJUSTMENT.

                  Within thirty (30) days following any event requiring an adjustment or readjustment of the number of shares of Common Stock or other securities issuable upon exercise of the Option, the Issuer, at its expense, shall cause a nationally recognized firm of independent public accountants selected by the Issuer to compute such adjustment or readjustment in accordance with this Option and to prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to the Holder at the address set forth in Section 18(b). The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

          13.     MODIFICATION.

                  The Board or a committee thereof may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option or Option in substitution for, the Option (to the extent not previously exercised). No modification of the Option which adversely affects the rights of the Holder shall be made without the written consent of Holder.

          14.     GENERAL PROVISIONS.

                  (a) FURTHER ASSURANCES. Holder shall promptly take all actions and execute all documents requested by the Issuer, which the Issuer deems to be reasonably necessary to effectuate the terms and intent of this Option.

                  (b) NOTICES. All notices, requests, demands and other communications under this Option shall be in writing and shall be given to the parties hereto as follows:

                                    If to the Issuer, to:

                                    I.T. Technology, Inc.
                                    34-36 Punt Road
                                    Windsor, Vic 3181
                                    Melbourne, Australia

                                    Attention: Jonathan Herzog

                                    If to Holder, to:

                                    _____________________
                                    _____________________
                                    _____________________
                                    Attention: _____________

or at such other address or addresses as may have been furnished by either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, two days after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subparagraph
(b).



                  (c) GOVERNING LAW, RESOLUTION OF DISPUTES.

                    (i) This Option Agreement shall be governed by and construed in accordance with the Laws of the State of California applicable to contracts made in, and to be performed in, that state..

                    (ii) The parties hereto agree that all disputes arising out of or relating to this Option Agreement, including but not limited to the interpretation of the terms thereof shall be adjudicated in accordance with Section E.5 (Arbitration) of the Agreement.

                  (d) AMENDMENT; WAIVER. This Option Agreement shall be binding upon and inure to the benefit of the Holder and the Issuer and their respective successors, heirs and personal representatives. No provision of this Option Agreement may be amended or waived unless in writing signed by the Holder and the Issuer. Waiver of any one provision of this Option Agreement shall not be deemed to be a waiver of any other provision.

                  (e) TAXES. Holder agrees to be responsible for all federal, state or local taxes arising out of or relating to Holder's grant or exercise of the Option, including but not limited to any employer or employee withholding taxes which may become due with respect thereto ("Taxes") and agrees to indemnify the Issuer against any claims, losses, damages, charges or judgments or any kind whatsoever relating to such Taxes.

                  (f) TIME IS OF THE ESSENCE. All times and dates in this Option Agreement and each and every provision hereof in which time is an element are of the essence; provided, however, that if the time period for exercising any right, option or election provided in this Option Agreement or the time period for the performance of any act required under this Option Agreement falls on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.
                  (g) COUNTERPARTS. This Option Agreement may be executed in two
(2) or more counterparts, each of which shall be considered an original and all of which shall be considered one and the same agreement and shall become effective when two (2) or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  (h) SEVERABILITY. If any term or other provision of this Option Agreement is invalid, illegal or unenforceable, all other provisions of this Option Agreement shall remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. In the event that the enforceability of any non-competition or similar covenants contained in this Option Agreement is called into question as the result of time, geographical or other applicable limitations specified in such covenants, such time, geographical or other applicable limitations shall be deemed modified to the minimum extent necessary to render the applicable provisions of such covenants enforceable.

                  (i) CONSTRUCTION; INTERPRETATION. The headings contained in this Option Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option Agreement. Article, Section, Schedule, Exhibit, recital and party references are to this Option Agreement unless otherwise stated. No party, nor the counsel of such party, shall be deemed the drafter of this Option Agreement for purposes of construing the provisions of this Option Agreement, and all provisions of this Option Agreement shall be construed in accordance with the fair meaning of such provisions, and not strictly for or against any party.

                  (j) ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Option Agreement, together with all Schedules and Exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Option Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Option Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          IN WITNESS WHEREOF, the Issuer has caused this Option Agreement to be executed as of the date first above written.

                                           I.T. TECHNOLOGY, INC.





                                           By: /s/ Robert Petty
                                              ---------------------------------
                                              Robert Petty

AGREED TO AND ACCEPTED THIS

_____  DAY OF _________, 2002.



BY:
    ----------------------------------

MH      BK

                                   EXHIBIT "A"


                               NOTICE OF EXERCISE

                 (To be signed only upon exercise of the Option)



TO: I.T. Technology, Inc.

         The undersigned hereby irrevocably elects to exercise at four cents ($.04) per share the purchase right represented by the Option purchased by the undersigned pursuant to that Option Agreement dated April __, 2002 and to purchase thereunder _______ shares (the "Acquired Shares") of Common Stock of I.T. Technology, Inc., a Delaware corporation (the "Issuer") for the aggregate sum of $___________. In connection therewith enclosed is a check payable to the Isssuer in the sum of $___________ reflecting the full exercise price for the Acquired Shares.







                                          By:
                                             ----------------------------------